Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59766, No. 333-36740, No. 333-60379, No. 333-85210, No. 333-107652, No. 333-132958, No. 333-137031, No. 333-137894, No. 333-141334, No. 333-141705 and No. 333-150074) and S-8 (No. 333-87384, No. 333-88711, No. 333-111736, No. 333-118096, No. 333-118097 and No. 333-151105) of Corporate Office Properties Trust of our report dated February 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, MD

February 27, 2009